Exhibit 99.1

Rock Creek Pharmaceuticals to Present at the 17th Annual

Rodman & Renshaw Global Investment Conference

Sarasota, Fl., August 14, 2015 /PRNewswire/ Rock Creek Pharmaceuticals, Inc., (NASDAQ: RCPI), a clinical stage, drug development company which has focused on the application of its lead compound to chronic inflammatory conditions, announced that the Company will be featured as a presenting company at the 17th Annual Rodman & Renshaw Global Investment Conference, sponsored by H.C. Wainwright & Co., LLC. The conference is being held September 8-10, 2015, at The St. Regis Hotel in New York City.

Dr. Michael J. Mullan, CEO of Rock Creek Pharmaceuticals, Inc. will provide an update on the Company during the live presentation and will be available to participate in one-on-one meetings with investors who are registered to attend the conference.

Event: 17th Annual Rodman & Renshaw Global Investment Conference

Date: September 10, 2015

Time: 01:45 to 02:10 PM

Location: Louis XVI B (2nd floor); The St. Regis Hotel

The Rock Creek Pharmaceuticals presentation will also be available via a live webcast. To access webcast, please click on the following link: http://wsw.com/webcast/rrshq25/rcpi. The webcast replay will remain available for 90 days following the live presentation.

If you are an institutional investor, and would like to attend the Rock Creek Pharmaceutical presentation, please click on the following link www.rodm.com to register for the Rodman & Renshaw conference. Once your registration is confirmed, you will be prompted to log into the conference website to request a one-on-one meeting with the management of Rock Creek Pharmaceuticals, inc.

About Anatabine Citrate:

Rock Creek Pharmaceuticals’ compound is a small molecule, cholinergic agonist which exhibits anti-inflammatory pharmacological characteristics, distinct from other anti-inflammatory drugs available such as biologics, steroids and non-steroidal anti-inflammatories. The Company has sponsored extensive pre-clinical (in vitro and in vivo) studies resulting in peer reviewed and published scientific journal articles, covering models of Multiple Sclerosis, Alzheimer's Disease, and Auto-Immune Thyroiditis. All these studies demonstrated the anti-inflammatory effects of the Company’s compound. In addition, the Company's compilation of human exposure, safety and tolerability data, derived primarily from human clinical studies and post-marketing data collection of the previously marketed nutraceutical product, has provided important insights for clinical development.

About Rock Creek Pharmaceuticals, Inc.:

Rock Creek Pharmaceuticals, Inc. is clinical stage drug development company focused on the discovery, development and commercialization of new drugs, formulations and compounds that provide therapies for chronic and acute inflammatory diseases.

For more information, visit: http://www.rockcreekpharmaceuticals.com

Forward Looking Statements:

Certain statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. The statements in this release are based upon the current beliefs and expectations of our company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, but not limited to, failure to obtain sufficient capital resources to fund our development program and operations, results of clinical trials and/or other studies, the challenges inherent in new product development initiatives, including the continued development and approval of anti-inflammatory drug candidates, the effect of any competitive products, our ability to license and protect our intellectual property, our significant payables, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices, pending litigation matters, as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 12, 2015. We undertake no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

CONTACT:

Ted Jenkins
Vice President, Corporate Strategy & Development

Rock Creek Pharmaceuticals

2040 Whitfield Avenue, Suite 300

Sarasota, FL 34243

Direct: 941-251-0488
tjenkins@rockcreekpharmaceuticals.com